EXHIBIT 10.45

OLYMPIC STEEL, INC.

AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN

 FORM OF RESTRICTED SHARE AGREEMENT FOR OUTSIDE DIRECTORS

THIS RESTRICTED SHARE AGREEMENT (the “Agreement”), is entered into as of this [  ] day of  (the “Effective Date”), by and between Olympic Steel, Inc., an Ohio corporation (the “Company”), and [ ] (the “Grantee”).

WITNESSETH:

WHEREAS, the Compensation Committee of the Board of Directors (the “Compensation Committee”) administers the Amended and Restated Olympic Steel, Inc. 2007 Omnibus Incentive Plan (the “Plan”); and

WHEREAS, the Committee desires to provide the Grantee with Restricted Shares under the Plan upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the Company and the Grantee agree as follows:

1. Definitions. Unless otherwise specified in this Agreement, capitalized terms shall have the meanings attributed to them under the Plan.

2. Grant of Restricted Shares. As of the Effective Date, the Company grants to the Grantee, upon the terms and conditions set forth in this Agreement [ ] Restricted Shares. The Restricted Shares are granted in accordance with, and subject to, all the terms, conditions and restrictions of the Plan, which is hereby incorporated by reference in its entirety. The Grantee irrevocably agrees to, and accepts, the terms, conditions and restrictions of the Plan and this Agreement on his own behalf and on behalf of any heirs, successors and assigns.

3. Restrictions; Non-Transferability. The Grantee cannot sell, transfer, assign, hypothecate or otherwise dispose of the Restricted Shares or pledge Restricted Shares as collateral for a loan prior to the vesting of such Restricted Shares. In addition, the Restricted Shares will be subject to such other restrictions prior to vesting as the Compensation Committee deems necessary or appropriate. Once vested, if the Restricted Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), they may not be sold, transferred or otherwise disposed of unless a registration statement under the Act with respect to the Restricted Shares has become effective or unless the Grantee establishes to the satisfaction of the Company that an exemption from such registration is available. The Restricted Shares will bear a legend stating the substance of such restrictions, as well as any other restrictions the Compensation Committee deems necessary or appropriate.

4. Vesting of Restricted Shares. 1/3 of the Restricted Shares will vest on each of December 31, 2024, December 31, 2025, and December 31, 2026, in each case subject to the Grantee’s continued service as a Director of the Company until each such vesting date. Except as otherwise provided herein, if the Grantee does not continue to be a Director of the Company through each such vesting date, he or she will immediately forfeit any Restricted Shares that are unvested as of the date he or she ceases to be a Director.

5. Death or Disability. Notwithstanding the vesting provisions in Section 4 above, if prior to the last vesting date, the Grantee dies or terminates his or her service as a Director of the Company as a result of a Disability, any unvested Restricted Shares will become 100% vested as of such termination date.

6. Change of Control. Notwithstanding the vesting provisions in Section 4 above, if a Change of Control as defined in the Plan has occurred or an event has occurred that the Board of Directors, in the good faith exercise of its discretion, determines to be a Change of Control, then any unvested Restricted Shares will become 100% vested on the date of such Change of Control, provided that Grantee remains a Director until the date of such Change of Control.

7. Rights as a Stockholder. The Grantee shall immediately become a stockholder upon the grant of the Restricted Shares, and the Restricted Shares will be issued, at the Company’s discretion, in either certificate form or book entry form, in each case registered in the name of the Grantee, with legends or notations as applicable referring to the terms, conditions and restrictions set forth in this Agreement. However, the Grantee will not be entitled to vote the Restricted Shares or receive dividends with respect to the Restricted Shares until they become vested.

8. Designation of Beneficiary. By properly executing and delivering a Designation of Beneficiary Form to the Company, the Grantee may designate an individual or individuals as his or her beneficiary or beneficiaries under the Plan. In the event that the Grantee fails to properly designate a beneficiary, his or her interests under the Plan will pass to the person or persons in the first of the following classes in which there are any survivors: (i) spouse at the time of death; (ii) issue, per stirpes; (iii) parents; and (iv) the executor or administrator of estate. Except as the Company may determine in its sole and exclusive discretion, a properly completed Designation of Beneficiary Form shall be deemed to revoke all prior designations upon its receipt and approval by the designated representative.

9. Section 83(b) Election. Within thirty (30) days following the Effective Date, the Grantee may make an election with the Internal Revenue Service to be taxed at the time the Restricted Shares are acquired (rather than when and as they vest) under Section 83(b) of the Code (an “83(b) Election”). The Grantee acknowledges that it is the Grantee’s sole responsibility (and not the Company’s or any other person’s) to timely file the 83(b) Election, if the Grantee so chooses.

10. Termination of Agreement. This Agreement will terminate on the earliest of: (i) the date of the Grantee’s resignation or other termination from the Board of Directors, or (ii) the date on which the Restricted Shares become fully vested. Any terms or conditions of this Agreement that the Company determines are reasonably necessary to effectuate its purposes will survive the termination of this Agreement.

11. Miscellaneous Provisions.

a. Effect of Corporate Reorganization or Other Changes. The Restricted Shares issued under this Agreement shall be subject to adjustment as described in Section 3.4 of the Plan.

b. Successors and Legal Representatives. This Agreement will bind and inure to the benefit of the Company and the Grantee, and their respective successors, assigns and legal representatives.

c. Integration. This Agreement, together with the Plan, constitutes the entire agreement between the Grantee and the Company with respect to the grant of Restricted Shares under this Agreement, and may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except pursuant to the terms of the Plan or by a writing signed by the person or persons sought to be bound by such modification, amendment, renewal, termination or waiver. Any waiver of any term, condition or breach thereof will not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

d. Notice. Any notice relating to this grant must be in writing.

e. Separability. In the event of the invalidity of any part or provision of this Agreement, such invalidity will not affect the enforceability of any other part or provision of this Agreement.

f. Section Headings. The section headings of this Agreement are for convenience and reference only and are not intended to define, extend or limit the contents of the sections.

g. Amendment, Waiver and Revocation of Terms. The Compensation Committee may waive any term or condition in this Agreement that could have been excluded on the date of grant. No such waiver will be deemed to be a waiver of similar terms under other agreements. The Compensation Committee may amend this Agreement to include or exclude any provision which could have been included in, or excluded from, this Agreement on the date of grant, but only with the Grantee’s written consent. Similarly, the Compensation Committee may revoke this Agreement at any time except that, after execution of the Agreement and its delivery to the Company, revocation may only be accomplished with the Grantee’s written consent.

h. Plan Administration. The Plan is administered by the Compensation Committee, which has sole and exclusive power and discretion to interpret, administer, implement and construe the Plan and this Agreement. All elections, notices and correspondence relating to the Plan should be directed to the Chairman of the Compensation Committee at:

Olympic Steel, Inc.

22901 Millcreek Boulevard, Suite 650

Highland Hills, Ohio 44122

i. Governing Law. Except as may otherwise be provided in the Plan, this Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of Ohio, without giving effect to its principles of conflict of laws.

j. Incapacity. If the Compensation Committee determines that the Grantee is incompetent by reason of physical or mental disability or a person incapable of handling his or her property, the Compensation Committee may deal directly with or direct any payment or distribution to the guardian, legal representative or person having the care and custody of the incompetent or incapable person. The Compensation Committee may require proof of incompetence, incapacity or guardianship, as it may deem appropriate before making any payment or distribution.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has hereunto set his or her hand.

GRANTEE:

____________________________

Name:

Date:

OLYMPIC STEEL, INC.

____________________________

By: [Name]

Title:

Date: